UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 12, 2015

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

814-00188	04-3291176
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) On March 12, 2015, the Board of Directors of Medallion Financial Corp. (the “Company”) appointed Marc Adelson to succeed Brian S. O’Leary as Chief Credit Officer and Chief Operating Officer of the Company, effective April 1, 2015.

Mr. Adelson, age 54, joined the Company in November 2014 as the President of the Company’s asset based lending division Medallion Business Credit. Prior to joining the Company, he served as the Chief Executive Officer of Capital Business Credit. Prior to joining Capital Business Credit, he served as Managing Director of GetzerHenrich & Associates and co-head of CIT Group’s Asset Based Lending group. Mr. Adelson received a B.S. in accounting from Brooklyn College.

The Company entered into an Employment Agreement with Mr. Adelson, dated as of October 20, 2014 (the “Employment Agreement”). The Employment Agreement will terminate on November 12, 2015. Under the terms of the Employment Agreement, Mr. Adelson is entitled to an annual base salary of $312,500. The Employment Agreement provides for a severance payment if the agreement is not renewed under certain conditions. The Employment Agreement contains a non-competition covenant from Mr. Adelson in the Company’s favor.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Employment Agreement, dated October 20, 2014, by and between Marc Adelson and Medallion Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Andrew M. Murstein

	Name:	Andrew M. Murstein
	Title:	President

Date: March 16, 2015

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated October 20, 2014, by and between Marc Adelson and Medallion Financial Corp.

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